SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                    Providian National Bank on behalf of the
                      Providian Master Trust, formerly the
                           First Deposit Master Trust
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               (Exact name of registrant as specified in charter)


   United States of America                                  02-0118519
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 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No.)

         295 Main Street
      Tilton, New Hampshire                                      03276
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(Address of principal executive offices)                       (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

     Securities to be registered pursuant to Section 12(g) of the Act:

     $420,000,000 7.49% Class A Asset Backed Certificates, Series 2000-1, with an expected final payment date of January 17, 2005.

     $47,250,000 Floating Rate Class B Asset Backed Certificates, Series 2000-1, with an expected final payment date of March 15, 2005.

     $450,000,000 Floating Rate Class A Asset Backed Certificates, Series 2000-2, with an expected final payment date of July 15, 2005.

     $59,300,000 Floating Rate Class B Asset Backed Certificates, Series 2000-2, with an expected final payment date of September 15, 2005.

     $544,250,000 Floating Rate Class A Asset Backed Certificates, Series 2000-3, with an expected final payment date of November 17, 2003.

     $71,750,000 Floating Rate Class B Asset Backed Certificates, Series 2000-2, with an expected final payment date of January 15, 2004.

Item 1. Description of Registrant's Securities to be Registered.

     For a description of the $420,000,000 7.49% Class A Asset Backed Certificates, Series 2000-1 and the $47,250,000 Floating Rate Class B Asset Backed Certificates, Series 2000-1, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-55817). (See in particular "Description of the Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $450,000,000 Floating Rate Class A Asset Backed Certificates, Series 2000-2 and the $59,300,000 Floating Rate Class B Asset Backed Certificates, Series 2000-2, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Numbers 333-55817 and 333-39856). (See in particular "The Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $544,250,000 Floating Rate Class A Asset Backed Certificates, Series 2000-3 and the $71,750,000 Floating Rate Class B Asset Backed Certificates, Series 2000-3, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-39856). (See in particular "The Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

Item 2. Exhibits.

     4.1 Form of 7.49% Class A Asset Backed Certificate, Series 2000-1 (included within Exhibit 4.15).

     4.2 Form of Floating Rate Class B Asset Backed Certificate, Series 2000-1 (included within Exhibit 4.15).

     4.3 Form of Floating Rate Class A Asset Backed Certificate, Series 2000-2 (included within Exhibit 4.16).

     4.4 Form of Floating Rate Class B Asset Backed Certificate, Series 2000-2 (included within Exhibit 4.16).

     4.5 Form of Floating Rate Class A Asset Backed Certificate, Series 2000-3 (included within Exhibit 4.17).

     4.6 Form of Floating Rate Class B Asset Backed Certificate, Series 2000-3 (included within Exhibit 4.17).

     4.7 Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.8 Amendment No. 1 dated as of August 1, 1994 to the Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.9 Amendment No. 2 dated as of June 1, 1995 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on July 24, 1995).

     4.10 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 17, 1997).

     4.11 Amendment No. 4 dated as of June 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's Amendment No. 1 to Form S-3 filed on July 17, 1998).

     4.12 Amendment No. 5 dated as of August 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on September 8, 1998).

     4.13 Amendment No. 6 dated as of February 1, 2000 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 20, 2000).

     4.14 Supplemental Agreement No. 1 dated as of January 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on January 9, 1998).

     4.15 Form of Series 2000-1 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on February 9, 2000).

     4.16 Form of Series 2000-2 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on September 25, 2000).

     4.17 Form of Series 2000-3 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on November 28, 2000).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2001                       PROVIDIAN MASTER TRUST
                                           By: PROVIDIAN NATIONAL BANK, Servicer


                                           By: /s/ Michael K. Riley
                                             -----------------------------------
                                             Michael K. Riley
                                             Vice President